Exhibit 5.1

June [•], 2016

1347 Capital Corp.

150 Pierce Road, 6th Floor

Itasca, Illinois 60143

Re:	Form S-4 Registration Statement (Registration No. 333-210772)

Ladies and Gentlemen:

We have acted as special counsel to 1347 Capital Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-4 (Registration No. 333-210772) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 15, 2016, as amended to date (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance of (i) up to 2,500,000 shares (the “Merger Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) up to 666,667 shares of Common Stock issuable upon the exercise of up to 666,667 warrants to purchase one share of Common Stock at an exercise price of $12.50 (the “Warrants”) and (iii) up to 800,000 shares of Common Stock issuable upon the conversion of up to 400,000 shares of the Company’s Class A preferred stock at a conversion price of $12.50 per share (the “Preferred Stock”) (the shares of Common Stock described in (i), (ii) and (iii), the “Shares”) in connection with that certain Agreement and Plan of Merger, dated as of March 23, 2016, as may be amended (the “Merger Agreement”), by and among the Company, Limbach Holdings LLC, a Delaware limited liability company, and FdG HVAC LLC, a Delaware limited liability company, solely in its capacity as the Limbach Holders’ Representative under the Merger Agreement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof, (ii) the Bylaws of the Company, as in effect on the date hereof, (iii) the Registration Statement and (iv) resolutions of the Board of Directors of the Company, relating to, among other matters, the issuance of the Shares and the filing of the Registration Statement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

June [•], 2016 Page 2

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.          The Merger Shares have been duly authorized and, when the Merger Shares are issued and delivered in accordance with the Merger Agreement, the Merger Shares will be validly issued, fully paid and nonassessable.

2.          The shares of Common Stock initially issuable upon exercise of the Warrants have been duly authorized and, when issued and delivered against payment therefor upon the due exercise of the Warrants in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable.

3.          The shares of Common Stock initially issuable upon conversion of the Preferred Stock have been duly authorized and, when issued and delivered against payment therefor upon the due conversion of the Preferred Stock in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,